                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               CORESTAFF, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

CORESTAFF, INC.                                          MICHAEL T. WILLIS
                                                         President and CEO





                                 April 2, 1997






Dear Fellow Stockholder:


         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of CORESTAFF, Inc. to be held at 9:00 a.m. on Tuesday, May 6, 1997, at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas. Your Board of Directors and Executive Officers look forward to personally greeting those stockholders able to attend.

         The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                                 Sincerely,




                                                 Michael T. Willis
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President













   4400 Post Oak Parkway, Suite 1130
   Houston, Texas  77027-3413
   PHONE  281-602-3400

                                CORESTAFF, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997


TO THE STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN That the 1997 Annual Meeting of Stockholders of CORESTAFF, Inc. (the "Company") will be held at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m., on Tuesday, May 6, 1997, for the following purposes:

         1. To elect three Class II directors of the Company to terms of office expiring at the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 40,000,000 shares to 100,000,000 shares of common stock;

         3. To approve an amendment to the Company's 1995 Long-Term Incentive Plan to increase the number of shares available for issuance under the 1995 Plan from 2,700,000 shares to 3,840,000 shares of common stock;

         4. To ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

         Holders of record of the Company's common stock at the close of business on March 31, 1997 will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, it would be appreciated if you would sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

                                          By Order of the Board of Directors,




                                          PETER T. DAMERIS
                                          General Counsel, Senior Vice President
                                          and Secretary

Houston, Texas
April 2, 1997
                             YOUR VOTE IS IMPORTANT

          TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING AND SAVE THE EXPENSE OF A SECOND MAILING, PLEASE SIGN, DATE
             AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                CORESTAFF, INC.

                             4400 POST OAK PARKWAY
                                   SUITE 1130
                              HOUSTON, TEXAS 77027


                                PROXY STATEMENT


                      1997 ANNUAL MEETING OF STOCKHOLDERS


                         ------------------------------



         The enclosed form of proxy is solicited by the Board of Directors of CORESTAFF, Inc. (the "Company") to be used at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m., on Tuesday, May 6, 1997. This Proxy Statement and the related proxy are to be first sent or given to the stockholders of the Company on or about April 3, 1997. Each properly executed proxy received at or before the Meeting on May 6, 1997 will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as Class II directors, FOR the amendment to the Certificate of Incorporation, FOR the amendment to the 1995 Long-Term Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. Any stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Meeting in accordance with the instructions specified thereon. Stockholders attending the Meeting may revoke their proxies and vote in person.



         The Board of Directors has established March 31, 1997 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of record of the Company's common stock, $.01 par value per share ("Common Stock"), at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote per share on each matter submitted to a vote of the stockholders at the Meeting. On the Record Date, 31,280,549 shares of Common Stock and 707,232 shares of Class B Non-Voting Common Stock, the only other class of capital stock of the Company outstanding, were issued and outstanding.


         The Company's 1996 Annual Report to Stockholders, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Meeting. The Annual Report does not constitute a part of the proxy soliciting material. See "Availability of Annual Report on Form 10-K."

                                STOCK OWNERSHIP


         The following table sets forth certain information with respect to beneficial ownership of the Company's equity securities as of March 1, 1997 based on 31,272,593 shares of Common Stock outstanding: (a) by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by each of the executive officers named in the Summary Compensation Table and (d) by all directors and executive officers of the Company as a group. Each stockholder identified in the table has sole voting and investment power with respect to such stockholder's shares of stock except to the extent that authority is shared by his or her spouse under applicable law or as otherwise noted below.


                                                                         Shares Owned
                                                                        Beneficially(1)
                                                                     -----------------------
          Name                                                         Number        Percent
          ----                                                       ---------       -------
  Golder, Thoma, Cressey Fund III
    Limited Partnership (2)...................................       8,701,921         27.8%
  Michael T. Willis (3).......................................       3,520,011         11.2%
  Bruce V. Rauner (4).........................................       8,701,921          *
  Joseph V. Amella (5)........................................         121,500          *
  Rocco N. Aceto (5)..........................................         115,300          *
  George W. Fink (6)..........................................         114,750          *
  Peter T. Dameris (5)........................................          85,650          *
  Charles R. Schneider (7)....................................          18,255          *
  Austin P. Young.............................................          10,482          *
  Charles H. Cotros (7).......................................           8,250          *
  John T. Turner (7)..........................................           5,880          *
  Donald J. Edwards (8).......................................           2,250          *
  Nuala Beck (7)..............................................             750          *
All officers and directors as a group
  (13 persons)................................................      12,766,124         40.6%


---------------
     *   Less than 1%
     (1) Shares of common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of March 1, 1997 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
     (2) Golder, Thoma, Cressey Fund III Limited Partnership's ("GTC III") sole general partner is Golder, Thoma, Cressey, Rauner Limited Partnership ("GTCR Partnership"). The address for GTC III is 6100 Sears Tower, Chicago, Illinois 60606.
     (3) Includes 18,750 shares that may be acquired upon exercise of outstanding options. The address for Mr. Willis is 4400 Post Oak Parkway, Suite 1130, Houston, Texas 77027.
     (4) Includes all of the shares of Common Stock owned by GTC III. Mr. Rauner is a general partner of GTCR Partnership, which serves as the sole general partner of GTC III and over which he may be deemed to have voting and investment power. The address for Mr. Rauner is 6100 Sears Tower, Chicago, Illinois 60606.
     (5) Includes 9,000 shares that may be acquired upon exercise of outstanding options.
     (6) Includes 98,800 shares that may be acquired upon exercise of outstanding options.
     (7) Includes 750 shares that may be acquired upon exercise of outstanding options.
     (8) Mr. Edwards is a Principal with Golder, Thoma, Cressey, Rauner, Inc. ("GTCR Inc."), an affiliate of GTC III.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     The Company's First Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are eight directors: three directors whose terms of office expire at the 1997 Annual Meeting; three directors whose terms of office expire at the 1998 Annual Meeting; and two directors whose terms of office expire at the 1999 Annual Meeting. Information regarding each of the incumbent directors is set forth below. At the 1997 Annual Meeting, the stockholders will be asked to elect three Class II directors. The three nominees for Class II director, each of whom is currently serving in that capacity, and whose new terms would expire at the 2000 Annual Meeting of Stockholders, are: Nuala Beck, Charles R. Schneider and John T. Turner.

     Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Amended and Restated Bylaws ("Bylaws"), abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted "FOR" the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

DIRECTOR NOMINEES

     NUALA BECK, age 45, has served as a director of the Company since April 1996. Ms. Beck, an international economist, serves as the President and is the founder of Nuala Beck & Associates, Inc., a management consulting firm. Ms. Beck also serves as a director of Ontario Hydro.


     CHARLES R. SCHNEIDER, age 56, has served as a director of the Company since October 1994. Mr. Schneider founded U.S. Security Associates, Inc. and has served as its President and Chief Executive Officer and a director since November 1993. From October 1986 to November 1993, Mr. Schneider served as President of Baker Industries, Inc. ("Baker") and as a Vice President of Borg-Warner Security Corp., the parent of Baker, from August 1987 to September 1993.


     JOHN T. TURNER, age 53, has served as a director of the Company since October 1994. Mr. Turner currently is self-employed, managing a variety of personal investments. From November 1990 to March 1993, Mr. Turner served as a Senior Vice President and director of The Loewen Group, Inc. Mr. Turner was also a founder of Paragon Family Services, Inc. and served as its President from November 1986 to November 1990.

DIRECTORS


     MICHAEL T. WILLIS, age 52, has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation and has been in the personnel and temporary services industry for more than 20 years. Mr. Willis founded The Talent Tree Corporation ("Talent Tree") in 1976 and built it into one of the largest temporary services companies in the United States. Mr. Willis sold Talent Tree to Hestair plc in 1987 and then continued as President and Chief Executive Officer until April 1993. Mr. Willis is also a director of the Southwest Bank of Texas, a publicly-traded financial institution.

     CHARLES H. COTROS, age 59, has served as a director of the Company since November 1995. Mr. Cotros has served as Executive Vice President and Chief Operating Officer of Sysco Corporation ("Sysco") since January 1995 and has held various positions for Sysco for more than the past five years. Mr. Cotros has also served as a director of Sysco since 1985 and is a member of the Executive Committee of the Board of Directors of Sysco.


     DONALD J. EDWARDS, age 31, has served as a director of the Company since August 1995. In addition, Mr. Edwards served as a Vice President of the Company from May 1995 to August 1995. Mr. Edwards joined Golder, Thoma, Cressey, Rauner, Inc. in August 1994 and became a Principal in April 1996. From September 1992 to June 1994, Mr. Edwards attended the Harvard Business School and received his MBA. Prior to that time, Mr. Edwards served as an analyst with Lazard Freres & Co. from August 1988 to January 1990 and as an associate from January 1990 to April 1992. Mr. Edwards also serves as a director of American Habilitation Services, Inc., Select Medical Corporation and Shahdill, Inc.

     BRUCE V. RAUNER, age 41, has served as a director of the Company since July 1993. Mr. Rauner joined Golder, Thoma, Cressey, Rauner, Inc. in 1981 and became a Principal in 1984. Mr. Rauner also serves as a director of ERO Industries.


     AUSTIN P. YOUNG, age 56, has served as a director and Executive Vice President - Finance and Administration of the Company since September 1996. Prior to joining the Company, Mr. Young served as Senior Vice President and Chief Financial Officer of American General Corporation. Prior to joining American General Corporation in 1987, Mr. Young was a partner with KPMG Peat Marwick where his career spanned 22 years.


OTHER EXECUTIVE OFFICERS


     ROCCO N. ACETO, age 40, has served as Executive Vice President - Staffing Services since September 1996 and President of CORESTAFF Support Services, Inc. (formerly United Staffing Services, Inc.), a subsidiary of the Company, since August 1994. Mr. Aceto serves as President of CORESTAFF Services. Prior to joining the Company in August 1994, Mr. Aceto was a corporate Vice President and General Manager of Pagenet of Orange County, California from March 1992 to August 1994. From July 1980 until joining Pagenet, Mr. Aceto worked with Pitney Bowes where he served as a division Vice President.

     JOSEPH V. AMELLA, age 41, has served as Executive Vice President - Eastern Operations, Staffing Services since August 1994. Mr. Amella serves as President of the Eastern Division of CORESTAFF Services and has over 15 years of experience in the staffing industry. Prior to joining the Company, Mr. Amella served in various capacities with Talent Tree including Vice President and General Manager, and Senior Vice President - Mid-Atlantic Division from March 1984 to April 1993.

     PETER T. DAMERIS, age 37, has served as Senior Vice President, General Counsel and Secretary of the Company since September 1996. Mr. Dameris previously served as Vice President, General Counsel and Secretary since January 1995. Prior to joining the Company in January 1995, Mr. Dameris was a partner with the law firm of Cochran, Rooke and Craft, LLP and served as counsel to the Company since its formation in July 1993. Mr. Dameris was associated with Cochran, Rooke and Craft, LLP from June 1989 to January 1995.

     GEORGE W. FINK, age 49, has served as Executive Vice President - Information Technology Services and President of COMSYS Technical Services, Inc., a subsidiary of the Company, since September 1995. Mr. Fink serves as President of COMSYS Information Technology Services. Prior to joining the Company, Mr. Fink was self-employed, managing a variety of personal investments. From June 1986 until July 1993 and from August 1993 until March 1994, Mr. Fink served as President and Chief Executive Officer of Remco America, Inc. and Rent-A-Center, respectively. Prior to joining Remco, Mr. Fink was a partner with Ernst & Young LLP and a director of the Houston Office Entrepreneurial Services Group.

     EDWARD L. PIERCE, age 40, has served as Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company since September 1996. Mr. Pierce previously served as Vice President-Finance and prior thereto as Vice President and Controller of the Company. Prior to joining the Company in November 1994, Mr. Pierce served in various capacities with American Oil and Gas Corporation, including Director of Accounting, Taxation and Reporting, Assistant Controller and Corporate Controller, from January 1990 to November 1994 and as an Audit Manager for Arthur Andersen LLP prior thereto.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     BOARD MEETINGS. The Board of Directors held six meetings during the year ended December 31, 1996 and took various corporate actions during 1996 by means of unanimous written consent. During the year, each director attended more than 75% of the total number of meetings of the Board of Directors and the committees on which each such director served. The Company has the following committees of the Board of Directors:

     THE AUDIT COMMITTEE. The Audit Committee, which is comprised of Messrs. Edwards (Chairman), Schneider and Turner, examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit Committee held two meetings during the year.

     THE COMPENSATION COMMITTEE. The Compensation Committee, which is comprised of Messrs. Schneider (Chairman), Cotros and Edwards, considers and makes recommendations to the Company's Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation and makes recommendations to the Company's Board of Directors with respect to compensation matters and policies. The Compensation Committee held two meetings and took various corporate actions during the year by means of unanimous written consent.

     THE 1995 LONG-TERM INCENTIVE PLAN COMMITTEE. The 1995 Long-Term Incentive Plan Committee, which was comprised of Messrs. Edwards and Schneider, administered the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"). The 1995 Long-Term Incentive Plan Committee held two meetings and took various corporate actions during 1996 by means of unanimous written consent. The 1995 Long-Term Incentive Plan Committee was dissolved in January 1997 and all duties were transferred to the Compensation Committee at that time.

     THE STOCK PURCHASE PLAN COMMITTEE. The Stock Purchase Plan Committee, which is comprised of Ms. Beck and Mr. Young, administers the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan Committee held two meetings during the year.

     THE PENSION PLAN COMMITTEE. The Pension Plan Committee, which is comprised of Messrs. Edwards and Young, administers the CORESTAFF, Inc. 401(k) Retirement Savings Plan and the CORESTAFF, Inc. Executive Retirement Savings Plan. The Pension Plan Committee held one meeting during the year and took various corporate actions during the year by means of unanimous written consent.

COMPENSATION OF DIRECTORS

     All directors of the Company are entitled to reimbursement for certain expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. Directors who are not officers of the Company receive a $3,500 fee for each meeting of the Board of Directors attended by such director. In addition, each director who is not an officer of the Company or associated with GTC III received a grant of options to purchase 1,000 shares of Common Stock (at an exercise price equal to the fair market value of the Common Stock on the date the option was granted) under the 1995 Plan upon appointment to the Board of Directors and will receive an additional grant of options to purchase 1,000 shares of Common Stock for each year he or she serves as a director. Such options vest one-third per year over a three-year period. Other than reimbursement of their expenses, directors who are employees or officers of the Company will not receive any compensation for services as a director.

                                     ITEM 2

                            APPROVAL OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION


     By resolution adopted on March 20, 1997, the Board of Directors proposed the adoption by the Company's stockholders of an amendment to the First Amended and Restated Certificate of Incorporation of CORESTAFF, Inc. (the "Certificate of Incorporation"), pursuant to which the number of authorized shares of Common Stock of the Company would be increased from 40,000,000 shares to 100,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Certificate of Incorporation. If the stockholders approve the amendment, the Certificate of Incorporation of the Company will be amended as proposed by the Board of Directors, and the number of authorized shares of Common Stock will be increased to 100,000,000. The newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. The Board of Directors recommends a vote "FOR" adoption by the stockholders of the amendment to the Certificate of Incorporation.

     Of the 40,000,000 currently authorized shares of Common Stock, as of March 1, 1997, 31,272,593 shares were outstanding and an additional 2,577,715 shares and 416,688 shares were reserved for issuance under the 1995 Plan and the Stock Purchase Plan, respectively. The Company also has 707,232 shares of Class B Non-Voting Common Stock outstanding that are convertible at any time into shares of Common Stock that have also been reserved for future issuance. Although currently authorized shares are sufficient to meet all known present requirements, the Board of Directors believes it is desirable that the Company have the flexibility to issue a substantial number of shares of Common Stock without further stockholder action unless required by applicable law or regulation. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of property, stock dividends, stock splits and employee benefit programs. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

     The Board of Directors does not intend to seek further stockholder approval prior to the issuance of any additional shares in future transactions unless required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the stock may be listed, or unless the Company deems it advisable to do so to qualify an employee benefit plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934. Further, the Board of Directors does not intend to issue any Common Stock to be authorized under the amendment to the Certificate of Incorporation except upon terms the Board of Directors deems to be in the best interest of the Company and its stockholders. The issuance of additional Common Stock without further stockholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock and their voting rights. Holders of the Common Stock of the Company have no preemptive rights.


     The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any exchange upon which the Common Stock is listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The additional shares also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the stockholders. The Company is not aware of any pending or threatened efforts to obtain control of the Company.




                                     ITEM 3

                             AMENDMENT TO THE 1995
                            LONG-TERM INCENTIVE PLAN

     The Board has recommended to the stockholders of the Company the adoption of an amendment to the 1995 Plan to increase the number of shares available for issuance under the 1995 Plan from 2,700,000 shares to 3,840,000 shares of Common Stock. Adoption of the amendment to the 1995 Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board of Directors recommends voting "FOR" adoption by the stockholders of the amendment to the 1995 Plan.

1995 LONG-TERM INCENTIVE PLAN


     The Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights ("SARs") in tandem with stock options or freestanding; (iii) restricted stock; (iv) performance share awards;
(v) stock value equivalent awards; and (vi) cash awards. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Awards may be made to the same person on more than one occasion and may be granted singly, in combination or in tandem as determined by the Compensation Committee which is currently comprised of Messrs. Schneider, Cotros and Edwards. As of December 31, 1996, the Company had non-qualified stock options to purchase an aggregate of 2,311,317 shares of Common Stock outstanding under the 1995 Plan.


     TERM. The Plan was adopted effective as of August 1995 and will terminate in August 2005 unless earlier terminated by the Board of Directors. Termination of the 1995 Plan will not affect awards made prior to termination, but awards will not be made after termination.

     ADMINISTRATION. The 1995 Plan is currently administered by the Compensation Committee. Subject to the terms of the 1995 Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the 1995 Plan, has authority to (i) select employees to receive an award, (ii) determine the timing, form, amount, or value and term of grants and awards,
(iii) determine the conditions and restrictions, if any, subject to which grants and awards are made and become payable under the 1995 Plan, (iv) construe the 1995 Plan and prescribed rules and regulations with respect to the administration of the 1995 Plan, and (v) make such other determinations authorized under the 1995 Plan as the Compensation Committee deems necessary or appropriate.

     ELIGIBILITY. All full-time employees of the Company and its affiliates and all directors of the Company who are not otherwise employees of the Company or any of its affiliates ("non-employee directors"), are eligible to participate in the 1995 Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee.


     SHARES SUBJECT TO THE 1995 PLAN. There are 2,700,000 shares of Common Stock reserved for issuance under the 1995 Plan. An additional 1,140,000 shares of Common Stock have been reserved for issuance subject to approval by the stockholders of the Company. These shares may be authorized and unissued shares or treasury shares. Shares are deemed to be issued under the 1995 Plan only to the extent actually issued pursuant to an award. To the extent that an award lapses or the rights of an awardee terminate or the award is paid in cash, any shares subject to such award are again made available for grant. In the event of any increases or decreases in the number of issued and outstanding shares of Common Stock pursuant to stock splits, mergers, reorganizations, recapitalizations, stock dividends or other events described under the terms of the 1995 Plan, the Compensation Committee shall make appropriate adjustments to the aggregate number of shares available for issuance under the 1995 Plan and the number and kinds of shares which may be distributed under the 1995 Plan. The Compensation Committee approved appropriate adjustments for outstanding options as of the record date of the Company's three-for-two stock splits in each of March and September of 1996.

     STOCK OPTIONS. Under the 1995 Plan, the Compensation Committee may grant awards in the form of options to purchase shares of Common Stock. The Compensation Committee with regard to each stock option determines the number of shares subject to the option, the manner and time of the option's exercise and the exercise price per share of the stock subject to the option. The exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The Compensation Committee designates each option as a non-qualified or an incentive stock option. Each option agreement may provide that the option price upon exercise can be paid by a participant in cash, shares of Common Stock or a combination thereof.

     In addition, under the 1995 Plan, each non-employee director who serves in such capacity on the effective date of the 1995 Plan shall receive, as of such date, non-qualified stock options to purchase 1,000 shares of Common Stock. Each non-employee director who is elected or appointed to the Board of Directors for the first time after the effective date of the 1995 Plan shall receive, as of the date of his or her election or appointment, non-qualified stock options to purchase 1,000 shares of Common Stock. Each non-employee director who is in office immediately after the annual meeting of stockholders each year the 1995 Plan is in effect and who is not entitled to receive an option pursuant to the preceding provisions set forth in this paragraph shall receive non-qualified stock options to purchase 1,000 shares of Common Stock.


     STOCK APPRECIATION RIGHTS. The 1995 Plan also authorizes the Compensation Committee to grant SARs either independent of, or in connection with, a stock option. If granted with a stock option, exercise of the SAR will result in the surrender of the right to purchase the shares under the option as to which the SAR was exercised. Upon exercising an SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price, as determined by the Compensation Committee, and the fair market value of the Common Stock on the date of exercise. Payment of such amount may be made in shares of Common Stock, cash or a combination thereof, as determined by the Compensation Committee. The Compensation Committee shall specify the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.

     RESTRICTED STOCK. The 1995 Plan provides that shares of Common Stock subject to certain restrictions ("Restricted Stock") may be awarded to eligible employees from time to time as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions and any circumstance under which the Restricted Stock will be forfeited. During any such period of restriction, recipients shall have most of the rights of a holder of Common Stock, including but not limited to the right to receive dividends and voting rights. The Compensation Committee shall determine the effect of the termination of employment of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. With respect to outstanding awards of Restricted Stock, the Compensation Committee may in its discretion provide for full vesting and termination of restrictions on Restricted Stock.

     PERFORMANCE SHARE AWARDS. The Plan permits the Compensation Committee to grant Performance Share Awards to eligible employees under the 1995 Plan from time to time. Performance Share Awards are awards that are contingent on the achievement of certain performance objectives, valued by reference to the price performance of the Common Stock, by reference to the financial or economic performance of the Company in comparison to a peer group of companies in the same industry or by reference to other factors, over a specified period of time.


     The length of time over which performance will be measured, the performance objectives and the criteria to be used in determining whether and to what degree such objectives have been obtained will be determined by the Compensation Committee. The Compensation Committee shall also determine the effect of termination of employment (by reason of death, retirement, disability or otherwise) during the performance period.

     STOCK VALUE EQUIVALENT AWARDS. The Plan permits the Compensation Committee to grant Stock Value Equivalent Awards to eligible employees from time to time. Stock Value Equivalent Awards are rights to receive the fair market value of a specified number of shares of Common Stock, or the appreciation in the fair market value thereof, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. The vested portion of a Stock Value Equivalent Award will be payable in cash based on the fair market value of the Common Stock on the payment date. The Compensation Committee shall determine the effect of termination of employment during the vesting period (by reason of death, retirement, disability or otherwise) on an employee's Stock Value Equivalent Award.

     AMENDMENT. The Board may at any time terminate or amend the 1995 Plan in any respect, except that the Board may not, without approval of the stockholders of the Company, amend the 1995 Plan so as to (i) increase the aggregate number of shares of Common Stock that may be issued under the 1995 Plan (except for adjustments in the number of shares permitted with respect to certain stock splits, stock dividends, mergers, reorganizations or recapitalizations as described under "-- Shares Subject to the 1995 Plan") or change the minimum option exercise price, (ii) modify the requirements as to eligibility for participation, (iii) materially increase the benefits accruing to participants under the 1995 Plan or (iv) extend the duration of the 1995 Plan beyond August 2005. No amendment or termination of the 1995 Plan shall, without the consent of the optionee or participant in the 1995 Plan, alter or impair the rights of such person under any options, awards or agreements evidencing options or awards theretofore granted under the 1995 Plan.

   PLAN BENEFITS. The following table sets forth certain information concerning options granted under the 1995 Plan through December 31, 1996:

                                                                          Options
                                                                        Outstanding
                                                                        (shares of
                Group                                                   Common Stock)
                -----                                                   -------------
Michael T. Willis                                                        187,500
George W. Fink                                                           188,800
Rocco N. Aceto                                                            90,000
Joseph V. Amella                                                          90,000
Peter T. Dameris                                                          90,000
All current executive officers as a group                                860,050
All current directors who are not executive
  officers as a group                                                      9,000
All employees who are not executive
  officers as a group                                                  1,442,267


                                     ITEM 4

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. The Company is advised that no member of Ernst & Young LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved. The Board of Directors recommends voting "FOR" ratification by the stockholders of this appointment.


     Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions at the Meeting.

                             EXECUTIVE COMPENSATION

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation

     The Company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of the Company's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, the Company's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of the Company's compensation programs for executive officers are described below.

     The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

                  (1) To fairly compensate the executive officers of the Company and its subsidiaries for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

                  (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

     The elements of the executive compensation program described above are implemented and periodically reviewed and adjusted by the Compensation Committee. The annual base salaries of the Chief Executive Officer of the Company and the other executive officers are determined based on individual performance, experience and comparison with salaries paid by the Company's industry peers and other companies in similar industries with comparable revenues while linking the payment of compensation to the Company's achievement of certain financial goals. In developing salary recommendations, the Compensation Committee reviewed salaries of similar positions in similarly-sized companies which engage in the Company's business. The Compensation Committee confirmed that the overall compensation packages, including the executive officers' equity ownership in the Company, were consistent with the Compensation Committee's stated objective.

                Compensation Committee of the Board of Directors
                ------------------------------------------------

                              Charles R. Schneider
                               Charles H. Cotros
                               Donald J. Edwards

     The following table sets forth, for the year ended December 31, 1996, the annual compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers whose total salary and bonus for 1996 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                             SECURITIES UNDERLYING
                                                              ANNUAL COMPENSATION(1)          COMPENSATION AWARD
         NAME AND                                           ----------------------------     SECURITIES UNDERLYING
   PRINCIPAL POSITION(S)                                     YEAR    SALARY       BONUS             OPTIONS
   ---------------------                                    ------   -------    --------     ---------------------
   Michael T. Willis                                         1996    $350,000   $175,000            187,500
     Chief Executive Officer and President                   1995     308,140    150,000                 --
                                                             1994     246,304     84,375                 --

   George W. Fink                                            1996     285,000    142,500                 --
     Executive Vice President - Information Technology       1995      91,833         --            225,000
     Services

   Joseph V. Amella                                          1996     240,000    129,653             90,000
     Executive Vice President - Eastern Operations,          1995     182,500    172,000                 --
     Staffing Services

   Rocco N. Aceto                                            1996     267,000         --             90,000
     Executive Vice President - Staffing Services            1995     212,614    460,948                 --
                                                             1994      84,375     25,000

   Peter T. Dameris                                          1996     175,000     70,000             90,000
     Senior Vice President, General Counsel and Secretary    1995     150,000     60,000                 --

---------------
     (1) Annual Compensation excludes the aggregate value of perquisites as such value is less than either $50,000 or 10% of total annual Salary and Bonus for each Named Officer.

     The following table provides information regarding the grants of stock options during the last fiscal year to the Named Officers. The Company did not grant any stock appreciation rights during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                               PERCENTAGE OF                                    ANNUAL RATES OF STOCK
                            NUMBER OF           TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                           SECURITIES            GRANTED TO      EXERCISE OR                         OPTION TERM
                           UNDERLYING           EMPLOYEES IN     BASE PRICE     EXPIRATION     -----------------------
        NAME           OPTIONS GRANTED (1)         1996           PER SHARE        DATE           5%            10%
        ----           ------------------       -------------    -----------    ----------     --------       --------
                                                                                                    (in thousands)
Michael T. Willis              93,750               6%           $19.50          4/19/06         $1,150       $  2,914
                               93,750               6             28.83          5/28/06          1,700          4,308
Joseph V. Amella               45,000               3             19.50          4/19/06            552          1,399
                               45,000               3             28.83          5/28/06            816          2,068
Rocco N. Aceto                 45,000               3             19.50          4/19/06            552          1,399
                               45,000               3             28.83          5/28/06            816          2,068
Peter T. Dameris               45,000               3             19.50          4/19/06            552          1,399
                               45,000               3             28.83          5/28/06            816          2,068

---------------
     (1) The options vest 20% per year over five years.

     The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the Named Officers. The Company did not grant any stock appreciation rights during the last fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                                   OPTIONS AT                       OPTIONS AT
                           SHARES                               DECEMBER 31, 1996              DECEMBER 31, 1996 (2)
                        ACQUIRED ON         VALUE        -----------------------------    -----------------------------
        NAME              EXERCISE       REALIZED (1)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
        ----              --------       ------------    -----------     -------------    -----------     -------------
                                                                                                 (in thousands)
Michael T. Willis           None              None            None           187,500            --            $   393
George W. Fink            13,700           $280,000          98,800           90,000        $1,849              1,684
Joseph V. Amella            None              None            None            90,000            --                188
Rocco N. Aceto              None              None            None            90,000            --                188
Peter T. Dameris            None              None            None            90,000            --                188

---------------
     (1) Computed based on the difference between the exercise price and the sale price.
     (2) Computed based on the closing price on December 31, 1996 of $23 11/16 and the exercise price.

EMPLOYMENT AGREEMENTS

     MICHAEL T. WILLIS. Mr. Willis' employment agreement remains in effect until November 15, 1998, and thereafter automatically renews for a three year term, unless either party notifies the other at least 90 days prior to the expiration of such term. The agreement provides for an annual base salary of $350,000, subject to annual review for adjustments by the Board of Directors and the Compensation Committee, and an annual bonus at the discretion of the Board. Mr. Willis' agreement provides for two years of severance in the event of termination of his employment with the Company or in the event Mr. Willis resigns with good reason following a change of control of the Company. Mr. Willis' severance payment is to be determined based on Mr. Willis' annual salary prior to termination and the highest bonus paid to Mr. Willis in the two years prior to termination. However, in the event of termination, Mr. Willis will be subject to a two year non-compete covenant following the termination of his employment. In addition, the Company has the option to extend the term of Mr. Willis' non-compete covenant for one year upon the payment of an additional year of severance benefits.

     OTHER EMPLOYMENT AGREEMENTS. The Company has also entered into employment agreements with each of Messrs. Aceto, Amella, Dameris and Fink. The annual base salaries being paid to Messrs. Aceto, Amella, Dameris and Fink are $280,000, $240,000, $175,000, and $285,000, respectively, as of December 31,
1996, and such agreements provide for periodic salary increases and bonuses in the discretion of the Company and, in some cases, the Company's achievement of certain performance objectives. The agreements with Messrs. Aceto, Amella, Dameris and Fink continue until August 8, 1997, December 31, 1997, January 15, 1998 and September 6, 1998, respectively, and annually thereafter until terminated by either party thereto. In addition, the agreements generally provide for severance benefits equal to one year of base salary in the event of termination of employment without cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Messrs. Schneider, Cotros and Edwards. Mr. Schneider serves as the Chairman of the Committee. None of Messrs. Schneider, Cotros and Edwards have been an employee or officer of the Company or any of its subsidiaries during the year; however, Mr. Edwards was an officer of the Company from May through August of 1995. Mr. Rauner served on the Compensation Committee until May 1996. Mr. Rauner is a general partner of GTCR Partnership, which serves as the sole general partner of GTC
III. Mr. Willis, Chairman of the Board, Chief Executive Officer and President of the Company, served on the Compensation Committee until September 1996. Mr. Willis is a limited partner in Acquest International L.P., a mergers and acquisitions advisory and merchant banking firm which provided investment banking services on certain acquisitions or acquisition targets of the Company. The Company paid Acquest International L.P. approximately $129,000 during the year.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Messrs. Aceto, Amella, Dameris and Schneider are indebted to the Company in the amounts shown below in connection with the acquisition by each of them of shares of Common Stock pursuant to a Senior Management Agreement and, in the case of Mr. Schneider, a Director Stock Purchase Agreement. The notes relating to these loans are recourse, payable on demand, bear interest at 8% per annum, with interest due only upon payment of principal, and are secured by a pledge of such shares of Common Stock.




                                   ORIGINAL             DATE            OUTSTANDING       NUMBER OF     PRICE
                                   PRINCIPAL             OF               AMOUNT           SHARES        PER
     NAME                           AMOUNT             ISSUANCE         OF NOTE(1)       PURCHASED      SHARE
     ----                           ------             --------         ----------       ---------      -----
Rocco N. Aceto.................    $355,000          April 1995        $402,929.86        171,000       $2.08
Joseph V. Amella...............     355,000          April 1995         402,929.86        171,000        2.08
Peter T. Dameris...............      75,000          January 1995        86,868.49        171,000        0.44
Charles R. Schneider...........       2,250          January 1995         2,606.05          5,130        0.44

---------------
     (1) Includes accrued interest through December 31, 1996.

SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock ("10% Stockholders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all of these filing requirements were satisfied by the Company's directors and officers and the 10% Stockholders.

COMPARATIVE STOCK PERFORMANCE

     As required by applicable rules of the Securities and Exchange Commission, set forth below is a performance graph prepared based upon the following assumptions:

         1. $100 was invested on November 8, 1995 (the date the Common Stock commenced trading on the Nasdaq National Market), in the Company's Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and a peer group, selected in good faith, comprised of Accustaff Incorporated, Interim Services, Inc., Kelly Services, Inc., Manpower, Inc. and Norrell Corp. (the "Peer Group")

         2.       Dividends are reinvested on the ex-dividend dates.

                           COMPARATIVE TOTAL RETURNS

                   CORESTAFF, INC. S&P 500 INDEX, PEER GROUP
        (PERFORMANCE RESULTS FROM NOVEMBER 8, 1995 TO DECEMBER 31, 1996)


                                          8-Nov-95            31-Dec-95         31-Dec-96
                                          --------            ---------         ---------
             COREStaff, Inc.                  100                  215               314
             S&P 500 Index                    100                  104               124
             Peer Group                       100                  104               128

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy relating to the meeting not later than December 2, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of the Company, 4400 Post Oak Parkway, Suite 1130, Houston, Texas 77027, attention:
Peter T. Dameris, Esq. No stockholder proposals were received for inclusion in this Proxy Statement.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     Copies of the Company's Annual Report to Stockholders or its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon written request to Investor Relations, CORESTAFF, Inc., 4400 Post Oak Parkway, Suite 1130, Houston, Texas 77027.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the management of the Company has no knowledge of any business to be presented for consideration at the Meeting other than that described above. If any other business should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, the Company has retained American Stock Transfer & Trust Company to perform a proxy search to determine the beneficial owners of the Common Stock as of the Record Date and will pay a fee to such firm of approximately $125 plus reimbursement of expenses.

     The information contained in this Proxy Statement in the sections entitled "Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Stock Performance" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                 FRONT OF PROXY


                                CORESTAFF, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


        The undersigned appoints Michael T. Willis, Edward L. Pierce and Peter
T. Dameris as Proxies, with the power of substitution, and authorizes them to represent and to vote at the Annual Meeting of Stockholders to be held May 6, 1997, or any adjournment thereof, all the shares of common stock of CORESTAFF, Inc. held of record by the undersigned on March 31, 1997, as designated below.

1.    Election of directors - director nominees:

      Nuala Beck, Charles R. Schneider and John T. Turner

      [ ]  FOR all nominees listed above           [ ]  WITHHOLD AUTHORITY
           except authority withheld as to the          to vote for all nominees
           persons named below, if any.

-------------------------------------

2.    To approve an amendment to the Certificate of Incorporation:

      [ ] FOR                    [ ] AGAINST               [ ] ABSTAIN


3.    To approve an amendment to the 1995 Long-Term Incentive Plan:

      [ ] FOR                    [ ] AGAINST               [ ] ABSTAIN


4. To ratify the appointment of Ernst & Young LLP as COREStaff's independent auditors for the fiscal year ending December 31, 1997:

      [ ] FOR                    [ ] AGAINST               [ ] ABSTAIN


5. The Proxies are authorized to vote in their best judgment upon such other business as may properly be brought before the meeting or any adjournment(s) thereof.

                                 BACK OF PROXY


        This Proxy when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.


                                        Dated                    , 1997
                                             -------------------



                                        -------------------------------
                                                  Signature


                                        -------------------------------
                                          Signature if held jointly



PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.